INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-9217 of Orchard Series Fund of our report dated January 27, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE, LLP

Denver, Colorado
January 27, 1997